Exhibit 10.1

STOCK REPURCHASE AGREEMENT

by and between

Lincoln Educational Services Corporation

and

Back to School Acquisition, L.L.C.

Dated as of December 15, 2009

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of the 15th day of December, 2009, by and between Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”), and Back to School Acquisition, L.L.C., a Delaware limited liability company (“Seller” and together with the Company, the “Parties”).

RECITALS:

WHEREAS, as of the date hereof, Seller owns of record 8,908,000 shares of the outstanding common stock of the Company, no par value per share (the “Common Stock”), representing  approximately 32.9% of the outstanding capital stock of  the Company (the “Seller Ownership Percentage”); and

WHEREAS, Seller intends to sell some of its shares of Common Stock (the “Rule 144 Shares”) in accordance with Rule 144 of the Securities Act of 1933, as amended (the “Rule 144 Sale”); and

WHEREAS, in addition to the Rule 144 Shares which Seller contemplates selling, concurrently with, and contingent upon the Rule 144 Sale, Seller desires to sell and has offered to the Company the right to repurchase certain shares of Common Stock held by Seller upon the terms and subject to the conditions contained in this Agreement and the Company has considered the advisability of purchasing such shares from Seller upon such terms and subject to such conditions; and

WHEREAS, the Company has obtained a written opinion from its financial advisor to the effect that the Per Share Purchase Price (as defined below) to be paid hereunder is fair to the Company from a financial point of view; and

WHEREAS, through the repurchase, Seller will sell to the Company  approximately 4.6% of the Company’s outstanding Common Stock, which, together with the Rule 144 Sale, will reduce the Seller Ownership Percentage to approximately 26.7%;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
PURCHASE AND SALE OF THE PURCHASED SHARES

1.1          Purchase and Sale of Shares.  Upon the terms and subject to the conditions set forth in this Agreement and in reliance on the representations, warranties and covenants set forth herein, at the Closing (as defined below), Seller shall sell, assign, transfer and convey, or cause to be sold, assigned, transferred and conveyed, to the Company, and the Company shall purchase, acquire and accept, one million, two hundred fifty thousand (1,250,000) shares of Common Stock (the “Repurchase Shares”) free and clear of all liens, claims and encumbrances of any nature whatsoever.

1.2          Purchase Price.  At the Closing, the Company shall pay to Seller a purchase price for the Repurchase Shares equal to the per share price of $20.95 (the “Per Share Purchase Price”) multiplied by the number of shares purchased by the Company from Seller pursuant to Section 1.1 of this Agreement (the “Purchase Price”) in immediately available funds by wire transfer in exchange for  the delivery by Seller of the Repurchase Shares.

1.3          Closing.

(a)         Subject to terms and conditions set forth in this Agreement, the closing of the transactions provided for in this Agreement (the “Closing”) shall occur on the date of the closing of the Rule 144 Sale, after satisfaction or waiver of the conditions set forth in Article 4 but in no event later than December 24, 2009 (the “Closing Date”) at the offices of the Company, 200 Executive Drive, Suite 340, West Orange, New Jersey  07052, or such other date or place where the Parties may agree.

(b)         At the Closing:

(i)         Seller shall deliver to the Company (or cause to be delivered) certificates representing the Repurchase Shares, free and clear of all liens, claims and encumbrances of any nature whatsoever, duly endorsed to the Company or in blank or accompanied by duly executed stock powers and otherwise in form acceptable for transfer on the books of the Company (or shall deliver the Repurchase Shares in such other manner as is reasonably agreed); and

(ii)         the Company shall deliver to Seller the Purchase Price in immediately available funds to the account designated by Seller prior to the Closing Date.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Company as follows:

2.1          Organization and Good Standing.  Seller is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

2.2          Ownership of Repurchase Shares.  Seller is the lawful owner of record of the Repurchase Shares and has, and will transfer to the Company at the Closing, good and valid title to the Shares, free and clear of all liens, claims and encumbrances of any nature whatsoever and with no restriction on, or agreement relating to, the voting rights, transfer, and other incidents of record and beneficial ownership pertaining to the Repurchase Shares.

2.3          Authorization; Binding Obligations.  Seller has full legal right, power, capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.   The execution and delivery by Seller of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, limited liability company or other action on the part of Seller and no further consent or authorization is required and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles.

2.4          No Conflicts.  Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby will conflict with, result in a termination of, contravene or constitute a default under, or be an event that with the giving of notice or passage of time or both will become a default under, or give to any other person any right of termination, amendment, acceleration, vesting or cancellation of or under, or accelerate the performance required by or maturity of, or result in the creation of any lien or loss of any rights of Seller pursuant to any of the terms, conditions or provisions of or under (a) any agreement, credit facility, debt or other instrument (evidencing a Seller or subsidiary debt or otherwise) or other understanding to which Seller or any subsidiary is a party or by which any property or asset of Seller or any subsidiary is bound or affected, (b) any law applicable to Seller or (c) its certificate of formation or operating agreement, except in the case of (a) and (b) above, to the extent such conflict, termination, contravention, default, amendment, acceleration, vesting, cancellation, lien or loss would not reasonably be expected to result in a Seller Material Adverse Effect (as defined below).

“Seller Material Adverse Effect”  shall mean a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, or business prospects of Seller and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

2.5          Brokerage.  Other than any commissions or other fees in connection with the Rule 144 Sale, there are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Seller as follows:

3.1          Organization and Good Standing.  The Company is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to own, operate and lease its assets and to carry on its business as currently conducted.

3.2          Authorization; Binding Obligations.  The Company has full legal right, power, capacity and authority to execute and deliver of this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by the Company of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other action on the part of the Company and no further consent or authorization is required and, assuming the due authorization, execution and delivery of this Agreement by Seller, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles.

3.3          No Conflicts.  Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby will conflict with, result in a termination of, contravene or constitute a default under, or be an event that with the giving of notice or passage of time or both will become a default under, or give to any other person any right of termination, amendment, acceleration, vesting or cancellation of or under, or accelerate the performance required by or maturity of, or result in the creation of any lien or loss of any rights of the Company pursuant to any of the terms, conditions or provisions of or under (a) any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, (b) any law applicable to the Company or (c) its certificate of incorporation or bylaws, except in the case of (a) and (b) above, to the extent such conflict, termination, contravention, default, amendment, acceleration, vesting, cancellation, lien or loss would not reasonably be expected to result in a Company Material Adverse Effect (as defined below).

“Company Material Adverse Effect” shall mean a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

3.4          Brokerage.  Other than any commissions or other fees in connection with the Rule 144 Sale, there are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

ARTICLE 4
CONDITIONS PRECEDENT TO CLOSING

4.1           Conditions Precedent to Seller’s Obligations. The obligations of Seller to consummate the transactions contemplated herein are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by the Seller):

(a)           The representations and warranties of the Company contained in Article 3 hereof shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date.

(b)           The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be so performed or complied with by the Company at or prior to the Closing.

(c)           The sale of the Rule 144 Shares by Seller shall have been completed.

(d)           No temporary restraining order, preliminary or permanent injunction or other judgment, decision or order issued by any governmental authority of competent jurisdiction shall be in effect preventing the consummation of the transactions contemplated hereby.

4.2           Conditions Precedent to the Company’s Obligations. The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by the Company):

(a)           The representations and warranties of the Seller contained in Article 2 hereof shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date.

(b)           The Seller shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be so performed or complied with by the Seller at or prior to the Closing.

(c)           The sale of the Rule 144 Shares by Seller shall have been completed..

(d)           No temporary restraining order, preliminary or permanent injunction or other judgment, decision or order issued by any governmental authority of competent jurisdiction shall be in effect preventing the consummation of the transactions contemplated hereby.

(e)           The opinion received from the Company’s financial advisor prior to the execution of this Agreement to the effect that the Per Share Purchase Price to be paid hereunder is fair to the Company from a financial point of view shall not have been withdrawn or qualified.

ARTICLE 5
MISCELLANEOUS

5.1.          No Implied Representations. Except as specifically set forth in Articles 2 and 3 above, no party hereto is making any express or implied representation or warranty to any other party in connection with this Agreement.

5.2.          Entire Agreement.  This Agreement represents the entire agreement of the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

5.3.          Binding Effect; Assignment.  This Agreement shall inure to the benefit of, and be binding upon, the parties and their successors.  The parties shall not assign their rights, duties or obligations hereunder in whole or in part and any such purported assignments shall be void.

5.4.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same document.

5.5.          Amendment and Waiver.  No amendment of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

5.6.          Expenses.  Each party shall be responsible for paying its own fees, costs and expenses, including fees of counsel and financial advisors, in connection with this Agreement and the transactions contemplated herein.

5.7          Termination.  The Company or Seller may terminate this Agreement if (i) there shall be a material breach by the other party of its representations, warranties, covenants or agreements contained in this Agreement, (ii) there shall have been issued, by a court of competent jurisdiction, a permanent or final order, decree or injunction prohibiting or restraining the consummation of the transactions contemplated hereby, or (iii) by mutual consent of the Company and Seller.

5.8          Governing Law; Construction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under principles of conflict of laws applicable thereto.

5.9.          Notices.  Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and shall be deemed given when received and shall be (a) delivered personally or (b) mailed by certified mail, postage prepaid, return receipt requested or (c) delivered by Federal Express or a similar overnight courier or (d) sent via facsimile transmission to the fax number given below, as follows:

If to the Company, addressed to:

Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey  07052
Attention: Mr. Kenneth Swisstack, General Counsel
Fax:  (973) 766-9130

With a copy to:

McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102
Attention: Todd Poland, Esq.
Fax:  (973) 297-3819

If to the Seller, addressed to:

Back to School Acquisition, L.L.C.
c/o Stonington Partners, Inc.
600 Madison Avenue, 16th Floor
New York, New York  10022
Fax:  (212) 339-8585

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York  10022
Attention: Rohan Weerasinghe, Esq.
Fax:  (212) 848-7830

[Signatures appear on the following page]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

COMPANY

LINCOLN EDUCATIONAL SERVICES CORPORATION

By:	/s/ David Carney
David Carney Chief Executive Officer and Chairman of the Board

SELLER

BACK TO SCHOOL ACQUISITION, L.L.C.

By:	/s/James J. Burke, Jr.
James J. Burke, Jr. President